UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

German American Bancorp

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1547518 (I.R.S. Employer Identification Number)
711 Main Street, Box 810, Jasper, Indiana 47546 (812) 482-1314 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark A. Schroeder, 711 Main Street, Box 810, Jasper, Indiana 47546 (812) 482-1314 Facsimile: (812) 482-0745
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to: Mark B. Barnes and Stacy S. Kilian

Ice Miller LLP, One American Square, Suite 3100, Indianapolis, Indiana 46282-0200 (317) 236-2100 Facsimile: (317) 236-2109

(Counsel for registrant)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, no par value(1)	349,468 shares	$12.97	$4,532,600	$485

(1)

Includes the preferred share purchase rights that are attached to and trade with the common stock, any value of which rights is reflected in the value of the common stock. Also includes additional securities that may issued with respect to the common stock registered hereby resulting from stock splits, stock dividends, or similar transactions pursuant to Rule 416.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices of the shares of common stock reported by NASDAQ on January 6, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PRELIMINARY AND SUBJECT TO COMPLETION, DATED JANUARY 10, 2006

349,468 SHARES

GERMAN AMERICAN BANCORP

----------------------------

COMMON STOCK

-----------------------------

This prospectus covers 349,468 shares of our common stock, with accompanying preferred share purchase rights, that the selling stockholders named in this prospectus (and their pledgees, charitable donees, and estates, if any) may offer and sell. No securities are being offered or sold by us pursuant to this prospectus. The selling stockholders acquired the common stock directly from us in a private placement that was exempt from the registration requirements of federal and state securities laws. We will not receive any of the proceeds from the sale of these shares.

Our common stock is listed on The NASDAQ National Market under the symbol "GABC." On January 9, 2006, the most recent practicable date prior to the date of this Prospectus, the NASDAQ Official Closing Price for our common stock was $12.86 per share.

Persons selling shares under this prospectus may sell their shares from time to time, in market transactions or otherwise, in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at prices negotiated with purchasers.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

--------------

The date of this prospectus is _________________, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration statement. Under this shelf process, the selling stockholders named in this prospectus (and their pledgees, charitable donees, and estates, if any) may, from time to time, sell their shares of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock being offered. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading "Where You Can Find More Information" included elsewhere in this prospectus.

The registration statement that contains this prospectus and the exhibits to such registration statement, contain additional information about us and the securities being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement and exhibits can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov, and through a link to our SEC filings that we have included on the "Investors" page of our website at http://www.germanamericanbancorp.com, as described under the heading "Where You Can Find More Information" included elsewhere in this prospectus.

COMPANY OVERVIEW

German American Bancorp

711 Main Street, Box 810

Jasper, Indiana 47546

(812) 482-1314

We are a financial services holding company based in Jasper, Indiana. Our common stock is listed on the NASDAQ National Market under the symbol "GABC." We operate six affiliated community banks with 29 retail banking offices in the nine contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Perry, Pike, and Spencer. We also operate a trust, brokerage and financial planning subsidiary, which operates from the banking offices of the bank subsidiaries, and two insurance agencies with five insurance agency offices throughout its market area. Our lines of business include retail and commercial banking, mortgage banking, comprehensive financial planning, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products. At September 30, 2005, our consolidated total assets were approximately $917.9 million, our consolidated total deposits were approximately $711.6 million and our consolidated total shareholders' equity was approximately $84.4 million. Although we have not yet determined and announced the amounts of our consolidated assets, deposits and shareholders' equity as of December 31, 2005, we expect that our assets, deposits, and shareholders equity will differ as of December 31, 2005, and will further differ as of the date of this Prospectus, on account of the results of our operations after September 30, 2005, the effects of our acquisitions of PCB Holding Company effective October 1, 2005 and of Stone City Bancshares, Inc., effective January 1, 2006, and our purchase of a block of our shares from a shareholder effective December 16, 2005. You may learn more about these two acquisitions and the block purchase transaction by reading our SEC reports that we filed after September 30, 2005. See "Incorporation Of Certain Documents By Reference" and "Where You Can Find More Information," included elsewhere in this prospectus.

SHARES OFFERED

We are registering for sale by the selling stockholders named in this prospectus (and their pledgees, charitable donees, and estates, if any) 349,468 shares of our common stock (including the preferred share purchase rights that attach to and trade with the shares of common stock) that they acquired directly from us in a private placement that was exempt from the registration requirements of federal and state securities laws. We are also registering for resale any additional shares of common stock which may become issuable with respect to the shares covered by this prospectus by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock.

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CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements from our use of the words "may," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions. For a discussion of our business and of certain risks associated with forward-looking statements that we have from time to time made in our SEC filings, see the section entitled "Business", including the subsection entitled "Forward-Looking Statements and Associated Risks," that is included in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the subsection entitled "Forward-Looking Statements and Associated Risks" in Part I, Item 2, of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and similar cautionary statements concerning forward-looking statements that may be included in our future filings with the SEC that are incorporated by reference in this proxy statement/prospectus.

Because of these risks, assumptions and other uncertainties, our actual results, performance or achievements may be materially different from the results, performance or achievements indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

Further information on other factors which could affect our financial condition, results of operations, liquidity or capital resources is included in our filings with the SEC, incorporated by reference into this prospectus. See "Where You Can Find More Information" included elsewhere in this prospectus.

USE OF PROCEEDS

The proceeds from the sale of shares offered pursuant to this prospectus are solely for the accounts of the persons who may sell such shares. Accordingly, we will not receive any proceeds from the sale of the shares covered by this prospectus.

SELLING STOCKHOLDERS

On October 25, 2005, we entered into an Agreement and Plan of the Reorganization (the "Merger Agreement") with Stone City Bancshares, Inc. ("Stone City"), which was joined in by all of the shareholders of Stone City, pursuant to which Stone City was merged with and into us effective January 1, 2006. As a result of this merger, we issued to Stone City's shareholders 349,468 shares of our common stock and paid approximately $6.4 million in cash to them in exchange for their Stone City stock. Giving effect to the issuance of the shares pursuant to this merger, we had 10,992,982 shares of common stock outstanding as of January 1, 2006.

We issued our shares to Stone City's shareholders in connection with the merger in reliance upon an exemption from registration under the Securities Act for transactions not involving any public offering, and we therefore did not register our issuance of these shares to those shareholders under that law. Pursuant to the Merger Agreement, however, we agreed with the Stone City shareholders to register with the SEC under the Securities Act their offers and sales of their shares of our stock received in the merger from time to time, subject to certain conditions. This prospectus is part of the registration statement that we have filed with the SEC for this purpose.

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The following table lists the names of the selling stockholders, the number of shares of our common stock that were beneficially owned by each of them as of January 1, 2006, and the percentage of our common shares that were outstanding as of that date that was beneficially owned by each of them. As of January 1, 2006, each of the selling stockholders had the sole authority to vote the shares shown as beneficially owned by him or her and to sell them, and none of them had any right to acquire additional shares of our stock pursuant to any option or other contract, plan or arrangement. The selling stockholders may offer all, some or none of their shares of common stock pursuant to this prospectus. Therefore, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders after completion of this offering; although, in the event that the selling stockholders sell all of the shares of our common stock offered by this offering (and they acquire no additional shares of our common stock), they will hold no shares of our common stock after completion of this offering.

Selling Stockholders	Shares Beneficially Owned	Percent of Our Outstanding Shares(1)

Larry J. Carr	83,748	*
Gary C. Hilderbrand	120,970	1.1%
Carol J. Loehr	137,513	1.3%
Robert F. Richards	7,237	*

* Represents less than one percent.

Each of the selling stockholders was, at the time of the merger of Stone City with us, a director and/or officer of Stone City or of its bank subsidiary. None of the selling stockholders had any material relationship with us at any time prior to the merger. None of the selling stockholders currently has any material relationship with us, other than (a) as a result of the agreements that we made with them as part of the merger agreement with Stone City with respect to our registration under the Securities Act of their offers and sales of our common shares and other matters, (b) Mr. Richards, who is the president of Stone City Bank of Bedford, Indiana (one of our bank subsidiaries which we acquired in our merger with Stone City) and a member of its board of directors, and (c) certain contracts that we or Stone City Bank have with certain of the selling stockholders with respect to compensation earned by them during the term of their prior employments with Stone City or Stone City Bank.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, charitable donees, and estates may, from time to time, sell any or all of their shares of our common stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Stockholders selling shares of our common stock under this prospectus may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	short sales;
•	sales by broker-dealers pursuant to an agreement with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and

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•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of German American common stock owned by them in order to secure obligations that they may have to lenders or others, and, if they default in the performance of their secured obligations, the pledgees or secured parties may (subject to the execution and delivery of an agreement by such pledgee or secured party with respect to compliance with law, as described below) offer and sell shares of German American common stock from time to time under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgees or secured parties as selling stockholders under this prospectus.

In addition, upon being notified in writing by a selling stockholder that a charitable organization qualified under Section 501(c) of the Internal Revenue Code of 1986 to which a selling stockholder has donated shares intends to sell our common stock, German American will (subject to the execution and delivery of an agreement by such donee with respect to compliance with law, as described below) file a supplement to this prospectus if then required in accordance with applicable securities law.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, or secondary distribution or purchase by a broker or dealer, German American will (subject to the execution and delivery of an agreement by such broker-dealer with respect to compliance with law, as described below) file a supplement to this prospectus, if required, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares are sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

German American may require any pledgee, charitable donee, estate, or broker-dealer that desires to make offers and sales of shares under this prospectus to execute and deliver an agreement satisfactory to German American (similar to the agreements that the selling stockholders have with German American) concerning their compliance with the Securities Act as a condition to German American’s permitting such offers and sales or its amending or supplementing this prospectus in respect of those offers and sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has represented and warranted to German American that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

German American has advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares.

German American will pay all fees and expenses incident to its registration of the offer and sale of the shares pursuant to the registration statement of which this prospectus is a part. German American will not pay any fees and expenses incurred by or on behalf of any of the selling stockholders or other third parties, or any compensation that may be due to any broker-dealer or agent in connection with the sale by such persons of the shares of our common stock under this prospectus or otherwise.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information superseded by information in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have filed (excluding portions of any Form 8-K reports that specify that they have not been "filed" but rather have been "furnished") previously with the SEC (under our SEC File No. 001-15877, unless otherwise indicated):

•	our Annual Report on Form 10-K for the year ended December 31, 2004, as amended;
•	our proxy statement in connection with its 2005 annual meeting of shareholders filed with the SEC on March 29, 2005;
•	our Current Report on Form 8-K filed with the SEC on March 22, 2005;
•	our Current Report on Form 8-K filed with the SEC on March 23, 2005;
•	our Current Report on Form 8-K filed with the SEC on April 7, 2005;
•	our Current Report on Form 8-K filed with the SEC on May 2, 2005;
•	our Current Report on Form 8-K filed with the SEC on May 4, 2005;
•	Amendment No. 1 to our Current Report on Form 8-K filed with the SEC on May 4, 2005, which amended our Current Report on Form 8-K filed with the SEC on September 28, 2004;
•	our Current Report on Form 8-K filed with the SEC on May 24, 2005;
•	our Current Report on Form 8-K filed with the SEC on June 28, 2005;
•	our Current Report on Form 8-K filed with the SEC on August 2, 2005;
•	our Current Report on Form 8-K filed with the SEC on September 30, 2005;
•	our Current Report on Form 8-K filed with the SEC on October 4, 2005;
•	our Current Report on Form 8-K filed with the SEC on October 31, 2005;
•	our Current Report on Form 8-K filed with the SEC on November 3, 2005;
•	our Current Report on Form 8-K filed with the SEC on December 13, 2005;
•	our Current Report on Form 8-K filed with the SEC on December 16, 2005;
•	our Current Report on Form 8-K filed with the SEC on December 30, 2005;
•	our Current Report on Form 8-K filed with the SEC on January 4, 2006;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

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•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;
•

the description of our common stock and preferred stock included under the heading "Description of German American Capital Stock" in the Prospectus/Proxy Statement contained in our Registration Statement on Form S-4 (File No. 333-16331) filed November 11, 1996, as amended; and

•

the description of our preferred share purchase rights (which are attached to our common stock and trade with them) and related Series A preferred shares included under the heading "Description of our Equity Securities" in the Prospectus/Proxy Statement contained in our Registration Statement on Form S-4 (File No. 333-126704) filed July 19, 2005, as amended.

We also incorporate by reference all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of the information incorporated by reference (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into any such information), at no cost, by writing or telephoning us at the following address:

German American Bancorp

Attention: Terri Eckerle

711 Main Street, Box 810

Jasper, Indiana 47456

(812) 482-1314

EXPERTS

Our consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which are incorporated by reference in this prospectus, have been audited by Crowe Chizek and Company LLC, an independent registered public accounting firm, as set forth in their report incorporated by reference herein. Such consolidated financial statements are incorporated in this prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's website at www.sec.gov, and through a link to the SEC's website that is included on our website at www.germanamericanbancorp.com. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

We filed with the SEC a registration statement on Form S-3 under the Securities Act to register our shares of common stock being offered by and for the account of the selling stockholders. This prospectus is a part of that registration statement. As permitted by the SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions). These expenses are subject to increase as a result of developments during the period of the offer and sale of the securities being registered hereunder and other factors. All of the data set forth in the table (except the SEC filing fee) are estimates based upon information known to Registrant at time of filing of the Registration Statement:

SEC filing fee	$485
Printing fees	---
Legal fees	17,500
Accounting fees	3,500
Miscellaneous	---

Total	$21,485

None of the above expenses are the responsibility of the selling shareholders named in this registration statement.

Item 15.	Indemnification of Directors and Officers

Under the Indiana Business Corporation Law, Registrant may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual's conduct was in good faith, (ii) the individual believed: (A) in the case of conduct in the individual's official capacity, that the individual's conduct was in the corporation's best interests and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. Because its articles of incorporation do not provide otherwise, Registrant is required under the Indiana Business Corporation Law to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding. The articles of incorporation of Registrant require the indemnification of its directors and officers to the greatest extent permitted by the Indiana Business Corporation Law.

The Indiana Business Corporation Law also permits Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law. Under a directors' and officers' liability insurance policy, directors and officers of Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth on the index of exhibits on page II-6 and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

II-1

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):
(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of this issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Indiana, in the City of Jasper, on the 10th day of January, 2006.

GERMAN AMERICAN BANCORP

By: /s/ Mark A. Schroeder Mark A. Schroeder President

We, and each of us, do hereby constitute and appoint each and either of Mark A. Schroeder and Bradley M. Rust, our true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 10th day of January, 2006 by the following persons in the capacities indicated below.

Signature	Title

/s/ Mark A. Schroeder Mark A. Schroeder	President and Chief Executive Officer (principal executive officer), Director

/s/ Douglas A. Bawel Douglas A. Bawel	Director

/s/ Christina M. Ernst Christina M. Ernst	Director

/s/ William R. Hoffman William R. Hoffman	Director
/s/ U. Burch Klem U. Burch Klem	Director
/s/ J. David Lett J. David Lett	Director
/s/ Gene C. Mehne Gene C. Mehne	Director
/s/ Larry J. Seger Larry J. Seger	Director
/s/ Joseph F. Steurer Joseph F. Steurer	Director

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C.L. Thompson	Director
Michael J. Voyles	Director
/s/ Bradley M. Rust Bradley M. Rust	Senior Vice President/Chief Financial Officer (principal financial officer and principal accounting officer)

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2

Agreement and Plan of Reorganization by and between Stone City Bancshares, Inc. and German American Bancorp, and joined in by the Shareholders of Stone City Bancshares, Inc., dated October 25, 2005, is incorporated by reference from Exhibit 2 to the Registrant's Current Report on Form 8-K, filed with the SEC on October 31, 2005.

4.1	Rights Agreement dated April 27, 2000, is incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q filed March 31, 2005.

4.2

No long-term debt instrument issued by the Registrant exceeds 10% of consolidated total assets or is registered. In accordance with paragraph 4 (iii) of Item 601(b) of Regulation S-K, the Registrant will furnish the Securities and Exchange Commission copies of long-term debt instruments and related agreements upon request.

4.3

Terms of Common Shares and Preferred Shares of the Registrant found in Restatement of Articles of Incorporation of the Registrant are incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q filed March 31, 2005.

5	Opinion of Ice Miller LLP re legality of shares.

23.1	Consent of Ice Miller LLP is contained in Exhibit 5.

23.2	Consent of Crowe Chizek and Company LLC.

24	Power of Attorney is included on the signature page of this registration statement.

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